UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


                           Check the appropriate box:

                      [ ] Preliminary Information Statement

              [_] Confidential, for Use of the Commission Only (as
                         permitted by Rule 14c-5(d)(2))

                      [X] Definitive Information Statement

                           RODOBO INTERNATIONAL, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)


                    -----------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

                  [_] Fee computed on table below per Exchange
                          Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule, or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:



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                           RODOBO INTERNATIONAL, INC.
                               380 Changjiang Road
                      Nangang District, Harbin, PRC 150001

                                  March 4, 2009

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of Rodobo International, Inc., a Nevada corporation (the "Company"), as of the close of business on December 12, 2008. The purpose of the Information Statement is to notify our shareholders that on December 12, 2008, the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock, par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholder of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

This Information Statement is being mailed on or about March 5, 2009 to stockholders of record on December 12, 2008.

Sincerely,

                                     /s/ Yanbin Wang
                                     ---------------
                                     Yanbin Wang
                                     Chief Executive Officer

                           RODOBO INTERNATIONAL, INC.
                               380 Changjiang Road
                      Nangang District, Harbin, PRC 150001

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14c-2 THEREUNDER

                         NO VOTE OR OTHER ACTION OF THE
                            COMPANY'S STOCKHOLDERS IS
                        REQUIRED IN CONNECTION WITH THIS
                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of Rodobo International, Inc., a Nevada corporation (the "Company"), as of the close of business on December 12, 2008. The purpose of the Information Statement is to notify our stockholders that December 12, 2008 the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the number of authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing resolutions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

                             DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

Also, please note that this information statement is available over the internet at http://www.vfnotice.com/rodobo.

                        VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company (the "Amendment") under the Nevada Revised Statutes ("NRS") Section 78.390 requires the affirmative vote of the holders of a majority of the voting power of the Company. Accordingly, the holders of a majority of the voting power of the Company must approve the Amendment.

In addition, NRS section 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 1,435,568 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the shareholders holding at 717,785 shares of the Common Stock issued and outstanding is necessary to approve the filing of the Certificate of Amendment.

On December 12, 2008, a shareholder holding 989,305 (representing 69%) of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty calendar days after this Information Statement is first mailed to our stockholders. As mentioned earlier, the Amendment will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about March 25, 2009, twenty days after the mailing of this Information Statement.

                        PURPOSES AND EFFECT OF THE CHANGE

On December 12, 2008, the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001. This Amendment will not affect total stockholder equity but will increase the authorized capitalization of the Company.

Our Board of Directors believes that by increasing the number of authorized capital of the Company will give the Company more flexibility to meet its obligations. Currently, the Company does not have sufficient shares of common stock authorized to honor certain contractual obligations, as described below. Accordingly, the Company needs to increase its authorized share capital.

As disclosed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2008, pursuant to the Merger Agreement by and among the Company, its wholly owned acquisition subsidiary Rodobo International, Inc., a Nevada corporation, Mega Profit Limited ("Mega"), a corporation formed under the laws of the Cayman Islands ("Cayman"), and its sole shareholder, Navstar completed its acquisition of 100% ownership interest in Mega, which owns a 100% ownership interest in Harbin Rodobo Dairy Co., Ltd. ("Harbin"), a milk formula producer in China. At the closing, Navstar acquired all of the issued and outstanding capital stock of Mega from the Mega shareholder in exchange for 93% of the issued and outstanding shares of common stock of Navstar ("Merger"). Subsequent to the closing and as a direct consequence, the name of the Company was changed to Rodobo International, Inc. pursuant to Chapter 92A the NRS. Effective on November 12, 2008, the Company effected a reverse stock split of
37.4 to 1 pursuant to section 78.207(1) of the NRS by an action of the Company's board of directors. The split was done with respect to both the Company's issued and outstanding shares of common stock and its authorized shares of common stock in order to improve the Company's capital structure and is not related to the stockholder's action to increase the Company's authorized capital that is the subject of this Information Statement. The Company is currently authorized to issue 1,604,288 shares of common stock, of which 1,435,488 shares are issued and outstanding and 15,000,000 shares of preferred stock, none of which are issued and outstanding. In connection with the Merger, holders of convertible notes of the Company who collectively held $1,000,000 original face value of the convertible notes, have agreed that upon increase of the Company's authorized share capital, the notes shall be converted into approximately 458,490 shares of common stock of the Company rather then repaid in cash. The convertible notes were issued to 11 accredited investors on January 31, 2006, bearing interest at a rate of 8% per annum. In July, 2006, the Company paid a total of $40,000 in interest to the note holders, and the holders agreed to extend the maturity date of the notes to November 30, 2006 under certain terms including but not limited to the Company's agreement agrees to increase the principal of debentures by 20% to $1,200,000. The Company defaulted on November 30, 2006 and the notes have subsequently been suspended. In connection with the Merger the note holders agreed to convert the notes to equity which shall happen immediately upon the increase of the Company's authorized capital and the Company's issuance and delivery of relevant number of shares to the note holders. Currently, the Company does not have sufficient shares of common stock authorized to honor its obligations to the convertible note holders. Other than pursuant to the transaction contemplated in the Merger or as described herein, there are no other current plans, understandings or agreements to use any of the additional authorized shares.

The additional Common Stock authorized by the proposed amendment would have rights identical to our currently outstanding Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors, and except as otherwise required by law or as provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of such shares will exclusively possess all voting power. Holders of Common Stock do not have the right to cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of preferred stock, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by our Board from funds legally available therefore and will be entitled to receive pro rata all of our assets available for distribution to such holders upon liquidation. The Board further believes that it is in Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company's stockholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. Though the Company has no current definitive plans other than as described above, these purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 9, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,435,568 issued and outstanding shares of Common Stock. Unless otherwise indicated, the business address of each such person is c/o Rodobo International, Inc. 380 Changjiang Road Nangang District, Harbin, PRC 150001.

       Name and Address of                 Amount and Nature of         Percent
       Beneficial Owner                    Beneficial Ownership         of Class
       ----------------                    --------------------         --------
       Zhao Weihua                         989,305                        69%
       Xiuzhen Qiao                        0                              0%
       Yanbin Wang                         0*                             0%
       All directors and executive         0*                             0%
        officers as a group
       (2 individuals)


* In connection with the Merger, the Company issued 3,000,000 shares of preferred stock to Yanbin Wang. Upon the increase of the authorized share capital of the Company, Mr. Wang's preferred stock will be convertible into 3,000,000 common shares, which will represent approximately 20% of the Company's common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

- any of our directors or officers;

- any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

- any relative or spouse of any of the foregoing persons who has the same house as such person.

                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

Other than pursuant to the Merger, no director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Articles of Amendment which is not shared by all other stockholders.

                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE ARTICLES OF AMENDMENT, PLEASE CONTACT:

RODOBO INTERNATIONAL, INC.
380 Changjiang Road
Nangang District, Harbin, PRC 150001
86 0451 82260522

By Order of the Board of Directors,

                                  /s/ Yanbin Wang
                                  ---------------
                                  Yanbin Wang
                                  Chief Executive Officer

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